UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Apollo Commercial Real Estate Finance Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34452	43-7015490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2026, in accordance with the Plan of Complete Liquidation and Dissolution (the “Plan”) approved by the stockholders of Apollo Commercial Real Estate Finance, Inc. ( “ARI”) on September 29, 2026, ARI, as initial trustee, amended and restated the Declaration of Trust (as amended and restated, the “Declaration of Trust”) of Apollo Commercial Real Estate Finance Liquidating Trust, a Maryland statutory trust (the “Liquidating Trust”), and resigned as trustee. Also on November 6, 2026, ARI and the Liquidating Trust entered into an assignment and assumption agreement (the “Assignment Agreement”).

On November 9, 2026 (the “Effective Date”), pursuant to the Assignment Agreement, ARI transferred its remaining assets and liabilities to the Liquidating Trust. After the transfer of ARI’s assets and liabilities to the Liquidating Trust, ARI distributed units of beneficial interest in the Liquidating Trust (the “Units”) to the stockholders of ARI on a one-for-one basis. As of the Effective Date, all of ARI’s outstanding shares of common stock were cancelled, and ARI deregistered with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, each stockholder of ARI immediately prior to the Effective Date now holds an equal number of Units.

Under the Declaration of Trust, the board of trustees of the Liquidating Trust (the “Board of Trustees”) will oversee the business and affairs of the Liquidating Trust. ACREFI Management, LLC has been retained as the manager of the Liquidating Trust to oversee its day-to-day operations under the supervision and control of the Board of Trustees.

The purpose of the Liquidating Trust is to wind up ARI’s affairs and liquidate ARI’s remaining assets, to preserve the value of such assets in connection with their orderly liquidation and, after satisfying or providing for ARI’s remaining liabilities, to distribute such assets or the proceeds thereof to the holders of the Units. The Declaration of Trust provides that the Liquidating Trust will terminate upon the earliest of (a) such time as termination is required by the applicable laws of the State of Maryland, (b) the determination of the Board of Trustees to terminate the Liquidating Trust following the distribution of all of the Liquidating Trust’s assets, or (c) November 9, 2029, subject to certain extensions. The amount and timing of any liquidating distributions will be determined by the Board of Trustees in its sole discretion.

Subject to certain limited exceptions including transfer by will, intestate succession or operation of law, the Units are not transferable, nor do holders of Units have authority or power to sell or in any other manner dispose of their Units. The Units do not trade on the New York Stock Exchange or any other exchange. The rights of holders of Units are not represented by any form of certificate or other instrument.

The foregoing description of the Declaration of Trust and the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Declaration of Trust and the Assignment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

The Liquidating Trust is furnishing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the press release issued by the Liquidating Trust on November 12, 2026 related to the foregoing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Agreement and Declaration of Trust, dated as of November 6, 2026, by and among Apollo Commercial Real Estate Finance, Inc. and Scott Weiner and Daniel Ho, as trustees.

10.2	Assignment and Assumption Agreement, dated as of November 6, 2026, by and between Apollo Commercial Real Estate Finance, Inc. and Apollo Commercial Real Estate Finance Liquidating Trust.

99.1	Press Release dated November 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance Liquidating Trust

By:	/s/ Anastasia Mironova
Name:	Anastasia Mironova
Title:	Chief Financial Officer & Treasurer

Date: November 12, 2026